UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):  February 27, 2003

EOS INTERNATIONAL, INC. (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)

0-15586 (Commission File Number)	52-1373960 (IRS Employer Identification No.)

888 7th Avenue, 13th Floor, New York, New York (Address of principal executive offices)	10106 (Zip Code)

(212) 887-6869 (Registrant’s telephone number)

Not Applicable (Former name or former address, if changed since last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.	Change in Fiscal Year

         On February 27, 2003, the Board of Directors of Eos International, Inc. (the “Company”) voted to change the Company’s fiscal year, effective 2003, from a calendar year to the twelve-month period commencing on October 1 and ending on September 30.

        The Company will file its annual report on Form 10-K for the fiscal year ended December 31, 2002. The Company will file a transition report on Form 10-K for the period beginning January 1, 2003 and ending on September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2003	EOS INTERNATIONAL, INC. By: JACK B. HOOD —————————————— Jack B. Hood Chief Financial Officer